UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2006

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Main Street, LaGrange, Texas 78945

(Address of principal executive offices)

(979) 968-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, pursuant to the terms of the Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. (“Prosperity”) and Texas United Bancshares, Inc. (“Texas United”) dated as of July 18, 2006, as amended, Texas United and L. Don Stricklin entered into an agreement (the “Amendment”) amending the terms of Mr. Stricklin’s Employment Agreement, dated January 30, 2006. The Amendment provides for a cash payment to Mr. Stricklin of $6.3 million in 2006, in lieu of any change in control payments due pursuant to his existing employment agreement and the payment of his 2006 bonus, and in consideration of the non-competition provisions of the employment agreement to be entered into between Mr. Stricklin and Prosperity.

Under the continuing terms of Mr. Stricklin’s Employment Agreement, he will also be entitled to a cash payment calculated to provide an after tax amount equal to applicable excise taxes imposed with respect to the $6.3 million payment.

The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

9.01 Financial Statements and Exhibits.

(c) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated December 20, 2006, by and between Texas United Bancshares, Inc. and L. Don Stricklin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.

Dated: December 26, 2006	By:	/s/ Jeffrey A. Wilkinson
	Name:	Jeffrey A. Wilkinson
	Title:	Executive Vice President and Chief Financial Officer